As filed with the Securities and Exchange Commission on November 17 , 2015

Registration No. 333-196492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment Number 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Western Petroleum, Inc.

(Exact Name of Registrant in its Charter)

Nevada	1311	46-5034746
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

5525 N. MacArthur Boulevard, Suite 280

Irving, TX 75038

(855) 809-6900

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

On June 3, 2014, International Western Petroleum, Inc. (the “Company”) filed a Registration Statement on Form S-1 (No. 333-196492) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) that was subsequently declared effective on December 24, 2014. The Registration Statement registered the resale of up to 4,589,964 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), by the selling security holders identified in the prospectus contained therein.

This Post-Effective Amendment No. 1 to Form S-1 (the “Post-Effective Amendment”) is being filed by the Company to deregister a total of 15,033 unsold shares of Common Stock held by five (5) selling security holders listed in the Registration Statement (David Phu – 200 shares; Peggy Chen – 1,000 shares, Gurudas Somadder – 13,333 shares, Edward Morgan – 250 shares; and Stephanie Mach – 250 shares). These shares were cancelled as of August 27, 2015 and are thus no longer available to be registered. As a result of this deregistration, 4,574,931 shares remain registered for sale pursuant to the Registration Statement.

On August 4, 2015, David Phu again bought 200 shares; on August 6, 2015 Peggy Chen again bought 1,000 shares, on August 13, 2015 Gurudas Somadder again bought 13,333 shares; on August 12, 2015 Edward Morgan again bought 250 shares; and on August 12, 2015 Stephanie Mach again bought 250 shares. These investors allowed the Company to not refund their money for the cancelled shares and to use money previously paid for the purpose of the purchase of the new shares. These 15,033 new shares will not be registered as part of the Registration Statement, this post-effective amendment, or any future post-effective amendment.

This Post-Effective Amendment is also being filed to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015, as filed with the SEC on May 29, 2015, to include the Company’s Quarterly Report on Form 10-Q for the three-months ended August 31, 2015, as filed with the SEC on October 21, 2015, to include the Company’s Quarterly Report on Form 10-Q for the three-months ended May 31, 2015, as filed with the SEC on July 21, 2015, to include the Company’s Current Report filed on Form 8-K with the SEC on May 20, 2015, and to make certain other updates as contained herein.

All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

November 17 , 2015

PRELIMINARY PROSPECTUS

INTERNATIONAL WESTERN PETROLEUM, INC.

4,574,931 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section are shares of our common stock, par value $0.001 per share (the “Common Stock”), that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.75 per share until our Common Stock is quoted in the OTCQX or OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: November 17 , 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “International Western Petroleum,” “Company,” “we,” “us” and “our” refer to International Western Petroleum, Inc.

Overview

We were incorporated on February 19, 2014 under the laws of the state of Nevada. We are an exploration-stage oil and natural gas company that focuses on the acquisition, development, and exploration of crude oil and natural gas properties in Texas. As described below under “Operational Plans”, on May 4, 2015, the Company acquired working interests from the Bend Arch Lion 1A Joint Venture and the Bend Arch Lion 1B Joint Venture. The Company, together with its operator, International Western Oil Corporation (“IWO”), plans to drill additional oil and gas wells in 2015. The parent and 100% owner of IWO is International Western Petroleum Corporation (“IWPO”).

IWO is a wholly-owned subsidiary of and separate entity from IWPO. The Company’s management is Mr. Ross Ramsey and Dr. Benjamin Tran (collectively, “Management”) . Management serves in similar positions with IWPO and IWO. IWO is licensed by the Railroad Commission of Texas as an operator and has been feeding data and has been serving as a consultant related to exploration and acquisitions to us with regard to the Bend Arch Lion, Bend Arch Henry, and Bend Arch North Anderson projects discussed below. Although they are separate entities, IWPO does not engage in any business activities beyond serving as IWO’s parent. IWO is IWPO’s operating company. There are no formal agreements among the Company and IWO. IWO serves as a Texas-licensed oil and gas operator and on-site consultant for the Company to provide the Company with full geology reports, on-site survey work, reserve analysis and additional geology consulting work on an as-needed basis.

1

The Company’s objective is to tap into the high potential leases of the Central/West Texas region of the United States, aiming to unlock its potential, specifically in the prolific Bend Arch area. This area is approximately 120 miles long and 40 miles wide running from Archer County, Texas in the north to Brown County, Texas in the south. This area has been one of the most active drilling areas during the recent resurgence of United States drilling activities. To achieve the Company’s objectives, state-of the-art technology will be key since oil and natural gas reserve development is a highly technologically oriented industry. In general, the Company expects to apply geo-radiometry exploration technology to determine the drilling locations and the drilling depths.

After choosing a new prospect, additional research and evaluation was carried out using personal contacts, geologists, seismic, satellite hydrocarbon imaging, and every available resource to glean information and data in order to choose the prime drilling locations. The information provided by the geologist who interpreted the seismic data on the prospect indicates the application of a 3-D computer model to interpret 2-D seismic data. According to reliable sources in the geophysical field, in the absence of actual 3-D seismic data, using 2-D seismic data in a 3-D seismic computer program is a common practice. Management believes using 2-D seismic data in a 3-D seismic computer program gives the geophysicist or geologist an efficient way of looking at and interpreting large amounts of data. Through the interpretation of the seismic data, several “bright spots” have been identified and are the primary targets of this prospect. According to “The Value of 3D Seismic in Today’s Exploration Environment — in Canada and Around the World” by N.M. Cooper (available at http://www.mustagh.com/abstract/OPI_3D.html), utilizing traditional 2-D seismic data has yielded a 60% success rate. Utilizing 2-D seismic data in a 3-D seismic computer program yields an 80% success rate. In this context, success rate means the ability to make an oil/gas well that can produce a commercialized quantity of hydrocarbon.

Strategy and Implementation Summary

Sales Strategy

Abilene, Texas is the closest city with oil handling and sales firms. Our sales strategy in relation to spot pricing will be to produce less when the sales price is lower and produce more when the sales price is higher. To maintain the lowest production cost, we will aim to have our inventory in tanks be virtually zero. Members of the Ramsey family that are related to our CEO have business relationships with BML and West Texas Gas (WTG Jameson). The Company has started producing oil and natural gas, while leveraging Tier 1 business relationship s and having entered into material agreements with BML so that, as our Tier 1 buyers, BML can handle pick-up and sales of our crude oil stock to refineries and WTG Jameson can collect natural gas from our gas lines connecting to WTG pipelines.

As such, crude oil will be picked up from the leases and natural gas can be collected as needed during the calendar month. At the end of the month the hydrocarbon total sales will be tallied by lease and the 30-day average of the daily closing of oil and gas will be tabulated. On or about the 25th of the following month the proceeds checks from oil and gas sales will be issued to the financial parties of record.

Operational Plans

As of May 4, 2015, the Company completed the acquisitions of the 4-well Bend Arch Lion 1A Joint Venture and the 6-well Bend Arch Lion 1B Joint Venture. In late August 2015, the Company completed two additional drilling projects (4B well and 5B well) from the Bend Arch Lion 1B Joint Venture. The 4B well and the 5B well had initial production (IPs) of 42 Barrels of Oil per Day (“BOPD”) and 59 BOPD, respectively. In late September 2015, the Company also successfully drilled the last well (6B) of the 6-well Bend Arch Lion 1B Joint Venture, with final completion expected by the end of calendar year 2015. In the last two calendar months of 2015, the Company plans to continue to raise more capital via equity financing options to expand its operational goal in 2016. Also in the last two calendar months of 2015, the Company plans to re-perforate all of the existing 4 wells of the Bend Arch Lion 1A using the new proprietary fracking method that the Company discovered in April 2015 in an effort to increase production. The leasehold of this property is currently owned by IWO. At the moment, the Bend Arch Lion 1B Joint Venture has sufficient budget for completing the 6B well as planned.

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We have a plan to set up additional drilling joint ventures from the Bend Arch Lion Project leasehold from IWO once we have enough capital to do so.

The Company has plans to design a cost effective operations budget for each exploration project and each budget will vary depending on the total depth of drilling and whether it is a new drilling or a re-entry. For each project, the Company plans to hire selected operators to work under the close supervision of a core team of Company geologists, engineers and scientists.

The exploration process is a 2-phase process: 1) Drilling and Testing and 2) Well Completion. The Company plans to hire drilling specialists and technical consultants designated to oversee the drilling for each well during the Drilling and Testing phase. For the Well Completion process, the Company will hire technical data collectors and cementing operators to ensure the best performance upon perforating the wells at different pay zones based on thorough technical advisory work done by our internal and external geologists before production.

At the moment, the Company has prospected several projects:

The Bend Arch Henry Project is a small project located at the border of Taylor and Jones County, Northwest of Abilene, Texas. This would be a shallow drilling program (approximately 3,000 feet) which would be designed to drill and produce oil mainly from the “Cook Sand” pay zone and “Hope Lime” pay zone that lie above the “Caddo-Ellenberger” zone. Management has access to the geology survey report as well as mud log and open hole log of some existing wells nearby; and, per this data, the wells found oil. In general, wells in the vicinity of our Henry project have already produced, Management believes, an average of 220,000 barrels of oil per well. There are multiple wells in this area that have been producing, Management believes, for over 66 years.

The Bend Arch North Anderson Project is focused on the “Flippen Lime” pay zone at an approximate depth of 2,450 feet. The prospect acreage is located west of and adjacent to the Anson North and Anson town site fields, which is located immediately North of the City of Anson, Jones County. The fields produced from the Flippen Lime and Cook Sand. The Flippen produced a cumulative total of 140,586 barrels and the Cook Sand approximately 134,919 barrels. The Flippen lime potentials varied from 10 BOPD up to as much as 135 BOPD. In view of the data to which Management has access, the North Anson Prospect, Management believes, offers excellent possibilities for substantial production from the Flippen formation.

The Bend Arch Lion Project encompassing 777-acre leasehold in Coleman County is a multi-well exploration program out of which the Company has acquired 2 joint ventures from IWO as mentioned above. This project currently has 9 new producing wells with, Management believes, high quality proven reserves in several pay zones highlighted by the “Gray Sand” pay zone and in some instances the “Ellenberger” pay zone.

The Company shall conduct further review historical geo-radiometric technology to a more complete and reliable level to interpret and compile the Bend Arch Lion Project data. Management believes there are the necessary inclusionary and sedimentary formations for hydrocarbon generation and deposits and geology studies have concluded that there are significant hydrocarbon reserves (approximately 5.3 Million barrels of oil) present in this lease. Geology studies to which Management has access have also identified potential drilling areas for Company geologists to further study before deciding on the exact drilling locations.

3

Below is selected financial data is as of August 31, 2015 and February 28, 2015:

INTERNATIONAL WESTERN PETROLEUM, INC.

BALANCE SHEETS

(Unaudited)

	August 31, 2015	February 28, 2015
ASSETS
Current assets
Cash	$598,908	$41,783
Accounts receivable - oil and gas	12,925	-
Prepaid expenses	22,263	-
Total current assets	634,096	41,783

Oil and gas properties, full cost method
Properties subject to amortization	471,438	-
Accumulated depletion	(5,569)	-
Tot oil and gas properties, net	465,869	-

Pre-acquisition costs	-	88,000
TOTAL ASSETS	$1,099,965	$129,783

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$-	$4,784
Advances from related party	3,070	3,070
Total current liabilities	3,070	7,854

Long-term liabilities
Asset retirement obligations	8,707	-
TOTAL LIABILITIES	11,777	7,854

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized; -0- shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 90,000,000 shares authorized; 44,281,630 and 43,554,964 shares issued and outstanding on August 31, 2015 and February 28, 2015, respectively	44,282	43,555
Additional paid-in capital	759,508	215,235
Retained earnings (accumulated deficit)	284,398	(136,861)
TOTAL STOCKHOLDERS’ EQUITY	1,088,188	121,929

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,099,965	$129,783

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Where You Can Find Us

The Company’s principal executive office and mailing address is 5525 N. MacArthur Boulevard, Suite 280, Irving, TX 75038. Our telephone number is 855-809-6900.

The Offering

Common Stock offered by selling security holders	4,574,931 shares of Common Stock. This number represents 10.33% of our current outstanding Common Stock. (1)

Common Stock outstanding before the offering	44,281,630

Common Stock outstanding after the offering	44,281,630

Terms of the Offering	The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.75 per share until our Common Stock is quoted in the OTCQX or OTCQB marketplace of OTC Link, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation in the OTCQX or OTCQB marketplace of OTC Link. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5 .

(1)	Based on 44,281,630 shares of Common Stock outstanding as of November 17 , 2015

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider all of the information contained in or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended February 28, 2015, incorporated by reference herein, and as updated in our subsequent periodic reports filed with the Securities and Exchange Commission, before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

5

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the Company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

SELLING SECURITY-HOLDERS

The shares of Common Stock being offered for resale by the selling security holders consist of 4,574,931 shares of our Common Stock held by no more than 35 unaccredited shareholders. Such shareholders, as indicated by an * in the following table, include the holders of 202,331 shares sold in our private offering pursuant to Regulation D Rule 506 sold through May 6, 2014 at an offering price of $0.75 per share (the “Private Offering”).

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of November 17, 2015 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name	Shares Beneficially Owned Prior to Offering		Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Ross Henry Ramsey (2)	20,000,000		250,000	19,750,000	44.60%
Benjamin Binh Tran (3)	16,000,000		200,000	15,800,000	35.68%
Ken August, Esq.	400,000		50,000	350,000	**
Greg Trimarche, Esq.	100,000		50,000	50,000	**
Thong Luong	1,000,000		50,000	950,000	2.15%
Jeff Jennings	200,000		20,000	180,000	**
Duke H Nguyen*(4)	400,200		200,200	200,000	**
Man Minh Tran	1,000,000		500,000	500,000	1.13%
Rohit Israni	30,000		30,000	0	-
Cang Nghiem	30,000		30,000	0	-
Robert Blything	40,000		40,000	0	-
Charles Alexander	10,000		10,000	0	-
Troy Williams	20,000		20,000	0	-
Howard Christy	20,000		20,000	0	-
Scot Patterson	40,000		40,000	0	-
Ronnie Neu	20,000		20,000	0	-
Patrick Sheehan	20,000		20,000	0	-
Joey Williams	20,000		20,000	0	-
Nicholas Jordan	20,000		20,000	0	-
Craig Haught	40,000		40,000	0	-
Ted Crenweldge	10,000		10,000	0	-
Khoi Phan Lam*(5)	20,267		20,267	0	-
Steve Phu*(6)	196,200		196,200	0	-
Tony Vu*(7)(8)	166,350		166,350	0	-
Daniel Vu	36,000		36,000	0	-
Jeff Hung Phu(6)	170,000		170,000	0	-
Brandon Mai*(9)(10)	50,200		50,200	0	-
Long Mai*(10)(11)	24,200		24,200	0	-
Suzanne Kwong	101,000		101,000	0	-
Camlinh Nguyen	966,667		966,667	0	-
Hoai Thu Nguyen	60,000		60,000	0	-
Julie Vuong	240,000		240,000	0	-
Hue Nguyen Ngo*(12)	100,300		100,300	0	-
Phoebe Chan*(13)	60,200		60,200	0	-
Thomas Li Tang Chen*(14)	160,200		160,200	0	-
Thomas William Scott	20,000		20,000	0	-
Lan Mai Le*(15)	40,267		40,267	0	-
Michael Finfrock	80,000		80,000	0	-
Steve Chu	40,000		40,000	0	-
Royal Star USA, LP(16)	100,000		100,000	0	-
Aimy Nguyen	33,333		33,333	0	-
Tuan Ngo*	10,000		10,000	0	-
Richard Doan*	30,000		30,000	0	-
Tru Le*	14,000		14,000	0	-
Bernadette Nguyen*	100,000		100,000	0	-
Giao Thuy Nguyen*	20,000		20,000	0	-
Berry Chow*	20,000		20,000	0	-
Tuyet Le*(8)	480		480	0	-
Global Compassion Mission*(17)	2,000		2,000	0	-
Samara Perpetual Mission*(18)	1,500		1,500	0	-
My Duyen Thi Nguyen*(19)	300		300	0	-
Alex H Phu*(19)	500		500	0	-
Kevin Lau*	267		267	0	-
Center of Power Mission*(20)	500		500	0	-
Loc Tran	70,000		70,000	0	-
TOTAL	42,354,931	(21)	4,574,931	37,780,000	85.32%

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The above selling security holder’s table has been updated to deregister a total of 15,033 unsold shares of the Common Stock held by five (5) selling security holders listed in the selling security holder’s table contained in the Registration Statement filed with the SEC on June 3, 2014 (David Phu – 200 shares; Peggy Chen – 1,000 shares, Gurudas Somadder – 13,333 shares, Edward Morgan – 250 shares; and Stephanie Mach – 250 shares). These shares were cancelled as of August 27, 2015 and are thus no longer available to be registered. As a result of this deregistration, 4,574,931 shares remain registered for sale pursuant to the Registration Statement.

On August 4, 2015, David Phu again bought 200 shares; on August 6, 2015 Peggy Chen again bought 1,000 shares, on August 13, 2015 Gurudas Somadder again bought 13,333 shares; on August 12, 2015 Edward Morgan again bought 250 shares; and on August 12, 2015 Stephanie Mach again bought 250 shares. These investors allowed the Company to not refund their money for the cancelled shares and to use money previously paid for the purpose of the purchase of the new shares. These 15,033 new shares will not be registered as part of the Registration Statement, this post-effective amendment, or any future post-effective amendment.

*	Indicates Selling Security Holders who bought all or some of their shares in our Private Offering.
**	Less than 1%.
(1)	Based on 44,281,630 shares outstanding as of November 17 , 2015.
(2)	Mr. Ramsey is our Chief Executive Officer, President, Chief Financial Officer, and a Director.
(3)	Dr. Tran is the Chairman of our Board of Directors.
(4)	Duke H Nguyen purchased 200 shares in our Private Offering.
(5)	Khoi Phan Lam purchased 267 shares in our Private Offering.
(6)	Steve Phu purchased 400 shares in our Private Offering. Steve Phu, Jeff Hung Phu, and Alex Phu are brothers.
(7)	Tony Vu purchased 550 shares in our Private Offering.
(8)	Tony Vu and Tuyet Le are married to each other.
(9)	Brandon Mai purchased 200 shares in our Private Offering.
(10)	Brandon Mai and Long Mai are brothers.
(11)	Long Mai purchased 200 shares in our Private Offering.
(12)	Hue Nguyen Ngo purchased 300 shares in our Private Offering.
(13)	Phoebe Chan purchased 200 shares in our Private Offering.
(14)	Thomas Li Tang Chen purchased 200 shares in our Private Offering.
(15)	Lan Mai Le purchased 267 shares in our Private Offering.
(16)	Pauline Suarez has sole voting and investment control with respect to the shares offered by Royal Star USA, LP.
(17)	Suzanne D. Kwong has sole voting and investment control with respect to the shares offered by Global Compassion.
(18)	George Chiu has sole voting and investment control with respect to the shares offered by Samara Perpetual Mission.
(19)	Alex Phu and My Duyen Thi Nguyen are married to each other. Steve Phu, Jeff Hung Phu, and Alex Phu are brothers.
(20)	Cynthia Racelis has sole voting and investment control with respect to the shares offered by Center of Power Mission.
(21)	The only shares not detailed in the chart or footnotes above are the 1,185,000 shares owned by Bernice Hong Nguyen. Ms. Nguyen is not offering any of her shares of Common Stock for resale.

There are no agreements between the company and any selling security holder pursuant to which the shares subject to this Registration Statement were issued.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.75 per share until our shares are quoted in the OTCQX or OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Prior to being quoted in the OTCQX or OTCQB marketplace of OTC Link, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation in the OTCQX or OTCQB marketplace of OTC Link concurrently with the filing of this prospectus. In order to be quoted in the OTCQX or OTCQB marketplace of OTC Link, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQX and OTCQB marketplaces of OTC Link, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.75 until a market develops for the stock.

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Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are Common Stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, par value of $0.001 per share.

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Common Stock

We are authorized to issue 90,000,000 shares of Common Stock, $0.001 par value per share. As of November 17 , 2015, we have 44,281,630 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: 212-828-8436, Fax: 646-536-3179

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

GBH CPAs, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2015 and 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the post-effective amendment. Our financial statements are incorporated by reference in reliance on GBH CPA’s report, given on their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

●	Our Quarterly Report on Form 10-Q for the three months ended August 31, 2015, as filed with the SEC on October 21, 2015;

●	Our Quarterly Report on Form 10-Q for the three months ended May 31, 2015, as filed with the SEC on July 21, 2015;

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, as filed with the SEC on May 29, 2015;

●	Our Current Report on Form 8-K, as filed with the SEC on May 20, 2015;

You should rely only on the information contained in this prospectus, as updated and supplemented by any prospectus supplement, or that information to which this prospectus or any prospectus supplement has referred you by reference. We have not authorized anyone to provide you with any additional information.

These documents may also be accessed through our website at www.iwpetroleum.com or as described under “Prospectus Summary—Available Information” in this prospectus. The information and other content contained on or linked from our website are not part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus but not delivered with this prospectus. Any request may be made by writing or calling us at the following address or telephone number:

Ross Henry Ramsey
Chief Financial Officer

5525 N. MacArthur Boulevard, Suite 280

Irving, TX 75038

(855) 809-6900

INTERNATIONAL WESTERN PETROLEUM, INC.

4,574,931 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is [  ], 2015

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$400.02
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$298.00
Accounting fees and expenses	$4,500.00
Legal fees and expense	$15,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,198.02

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In May 2015, the Company sold 53,333 shares of common stock for cash proceeds of $40,000.

In June 2015, the Company sold 120,000 shares of common stock for cash proceeds of $90,000.

In July 2015, the Company sold 53,333 shares of common stock for cash proceeds of $40,000.

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The above shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, manner of the issuance and number of shares issued. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 16. Exhibits, Financial Statement Schedules.

					Filed or
Exhibit		Incorporated by Reference			Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
2.1	Acquisition Agreement, dated May 4, 2015, by and among International Western Oil Corporation and International Western Petroleum, Inc.	8-K	2.1	5/20/2015

3.1	Articles of Incorporation	S-1	3.1	6/3/2014

3.2	Bylaws	S-1	3.2	6/3/2014

5.1*	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.

21.1	List of Subsidiaries – None	10-K	21.1	5/29/2015

23.1	Consent of GBH CPAs, PC				X

23.2*	Consent of Szaferman Lakind Blumstein & Blader, PC

* To be filed by amendment.

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UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on November 17 , 2015.

INTERNATIONAL WESTERN PETROLEUM, INC.

By:	/s/ Ross Henry Ramsey
Ross Henry Ramsey
Chief Executive Officer, President, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Henry Ramsey	Chief Executive Officer, President, Chief Financial Officer, and Director	November 17 , 2015
Ross Henry Ramsey	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Benjamin Tran	Chairman, Board of Directors	November 17 , 2015
Benjamin Tran

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